FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2020 RESULTS

COLUMBUS, Ohio, USA – November 5, 2020 – Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2020. Provided below are the highlights:

•Reported sales increased 7% compared with the prior year. In local currency, sales increased 6% in the quarter as currency benefited reported sales growth by 1%.

•Net earnings per diluted share as reported (EPS) were $6.68, compared with $5.20 in the prior-year period. Adjusted EPS was $7.02, an increase of 22% over the prior-year amount of $5.77. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Quarterly Results

Olivier Filliol, President and Chief Executive Officer, stated, "Outstanding growth in China and strong growth in our Laboratory business resulted in excellent performance in the quarter despite negative impacts on our business from COVID-19. Our strong product portfolio combined with innovative sales and marketing strategies are yielding very good results despite the overall challenging environment. With the benefit of our temporary cost initiatives as well as ongoing margin and productivity initiatives, we had a strong increase in Adjusted Operating Profit margins and excellent growth in Adjusted EPS. Finally, cash flow generation was also very robust."

GAAP Results
EPS in the quarter was $6.68, compared with the prior-year amount of $5.20.

Compared with the prior year, total reported sales increased 7% to $807.4 million. By region, reported sales increased 2% in the Americas, 9% in Europe and 11% in Asia/Rest of World. Earnings before taxes amounted to $205.8 million, compared with $169.4 million in the prior year.

Non-GAAP Results
Adjusted EPS was $7.02, an increase of 22% over the prior-year amount of $5.77.

Compared with the prior year, total sales in local currency increased 6% as currency benefited sales growth by 1%. By region, local currency sales increased 3% in the Americas, 4% in Europe and 10% in Asia/Rest of World. Adjusted Operating Profit amounted to $230.0 million, a 17% increase from the prior-year amount of $196.2 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Year-to-Date Results

GAAP Results
EPS was $15.92, compared with the prior-year amount of $14.67.

Compared with the prior year, total reported sales decreased 1% to $2.147 billion. By region, reported sales decreased 1% in the Americas and 1% in Europe and was constant in Asia/Rest of World. Earnings before taxes amounted to $479.6 million, compared with $450.3 million in the prior year.

Non-GAAP Results
Adjusted EPS was $16.30, compared with the prior-year amount of $15.02.

Compared with the prior year, total sales in local currency was constant as currency reduced reported sales by 1%. By region, local currency sales decreased 1% in the Americas and 2% in Europe and increased 1% in Asia/Rest of World. Adjusted Operating Profit amounted to $547.9 million, a 5% increase from the prior-year amount of $521.8 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Share Repurchase Authorization

The Company has $0.9 billion remaining under the current authorization for the share repurchase program. The Company announced that the Board of Directors authorized an additional $2.5 billion to the share repurchase program. Any amount remaining under the existing program will be incorporated into the new authorization. Filliol commented, “The additional authorization allows us to continue the share repurchase program, which has provided strong returns for our shareholders over many years. We are confident in our future growth prospects, and our balance sheet and cash flow generation remain very strong.” The Company expects the additional authorization will be utilized over the next several years. The Company added that the repurchases will be made through open market transactions, and the amount and timing will depend on business and market conditions, stock price, trading restrictions, the level of acquisition activity and other factors.

Outlook

The Company stated that forecasting continues to be challenging given the significant uncertainty surrounding COVID-19 and ensuing impact to the global economic environment. While the Company is providing an estimate for sales growth and Adjusted EPS for 2020 and 2021, management cautions that market dynamics and impacts related to COVID-19 are fluid and changes to the business environment can happen quickly. The estimates include significant uncertainty and management acknowledges that market conditions are subject to change.

Based on today's assessment of market conditions, management anticipates the local currency sales growth in the fourth quarter 2020 will be in the range of 4% to 5%, and Adjusted EPS is forecasted to be in the range of $8.60 to $8.70, an increase of 11% to 12%.

For the full year 2020, local currency sales growth is expected to be approximately 1% and Adjusted EPS is forecasted to be $24.87 to $24.97, a growth rate of 9% to 10%. This compares with previous guidance for Adjusted EPS of $22.70 to $23.20.

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2021 to be in the range of 4% to 6%. This sales growth is expected to result in Adjusted EPS in the range of $27.50 to $28.30. Using the mid-point of 2020 guidance, this would result in Adjusted EPS growth of 10% to 14%.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known.

Conclusion

Filliol concluded, "The regional dynamics surrounding COVID-19 continue to change rapidly and the outlook for the global economy remains uncertain. We remain focused on factors we can control, namely ensuring the safety of our employees while serving our customers, the majority of which are in essential end markets including life sciences and food manufacturing. We continue to launch leading-edge instruments and services and have adapted our innovative digital sales and marketing approaches to ensure our go-to-market approach is highly effective given current market conditions. As we look to the remainder of 2020 and to 2021, we believe we will continue to gain share and deliver solid results. We will remain agile and adapt as necessary to changes in market conditions."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, Nov 5) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	September 30, 2020		% of sales	September 30, 2019	% of sales

Net sales	$807,357	(a)	100.0	$753,866	100.0
Cost of sales	337,749		41.8	318,810	42.3
Gross profit	469,608		58.2	435,056	57.7

Research and development	34,656		4.3	36,015	4.8
Selling, general and administrative	204,974		25.4	202,826	26.9
Amortization	14,121		1.7	12,329	1.6
Interest expense	9,310		1.2	9,800	1.3
Restructuring charges	4,570		0.6	6,732	0.9
Other charges (income), net	(3,832)		(0.5)	(2,005)	(0.3)
Earnings before taxes	205,809		25.5	169,359	22.5

Provision for taxes	44,042		5.5	39,964	5.3
Net earnings	$161,767		20.0	$129,395	17.2

Basic earnings per common share:
Net earnings	$6.76			$5.28
Weighted average number of common shares	23,922,272			24,487,268

Diluted earnings per common share:
Net earnings	$6.68			$5.20
Weighted average number of common and common equivalent shares	24,225,204			24,880,179

Note:
(a)	Local currency sales increased 6% as compared to the same period in 2019.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	September 30, 2020		% of sales	September 30, 2019	% of sales

Earnings before taxes	$205,809			$169,359
Amortization	14,121			12,329
Interest expense	9,310			9,800
Restructuring charges	4,570			6,732
Other charges (income), net	(3,832)			(2,005)
Adjusted operating profit	$229,978	(b)	28.5	$196,215	26.0

Note:
(b)	Adjusted operating profit increased 17% as compared to the same period in 2019.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Nine months ended			Nine months ended
	September 30, 2020		% of sales	September 30, 2019	% of sales

Net sales	$2,147,192	(a)	100.0	$2,164,684	100.0
Cost of sales	905,205		42.2	921,771	42.6
Gross profit	1,241,987		57.8	1,242,913	57.4

Research and development	100,236		4.7	108,650	5.0
Selling, general and administrative	593,852		27.7	612,466	28.3
Amortization	42,008		2.0	36,877	1.7
Interest expense	29,111		1.3	27,776	1.3
Restructuring charges	7,335		0.3	11,146	0.5
Other charges (income), net	(10,118)		(0.5)	(4,253)	(0.2)
Earnings before taxes	479,563		22.3	450,251	20.8

Provision for taxes	93,119		4.3	81,891	3.8
Net earnings	$386,444		18.0	$368,360	17.0

Basic earnings per common share:
Net earnings	$16.13			$14.93
Weighted average number of common shares	23,963,311			24,677,546

Diluted earnings per common share:
Net earnings	$15.92			$14.67
Weighted average number of common and common equivalent shares	24,272,354			25,103,173

Note:
(a)	Local currency sales were flat compared to the same period in 2019.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Nine months ended			Nine months ended
	September 30, 2020		% of sales	September 30, 2019	% of sales

Earnings before taxes	$479,563			$450,251
Amortization	42,008			36,877
Interest expense	29,111			27,776
Restructuring charges	7,335			11,146
Other charges (income), net	(10,118)			(4,253)
Adjusted operating profit	$547,899	(b)	25.5	$521,797	24.1

Note:
(b)	Adjusted operating profit increased 5% as compared to the same period in 2019.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	September 30, 2020	December 31, 2019

Cash and cash equivalents	$153,686	$207,785
Accounts receivable, net	521,777	566,256
Inventories	292,329	274,285
Other current assets and prepaid expenses	78,528	61,321
Total current assets	1,046,320	1,109,647

Property, plant and equipment, net	758,010	748,657
Goodwill and other intangible assets, net	740,873	742,221
Other non-current assets	221,333	188,796
Total assets	$2,766,536	$2,789,321

Short-term borrowings and maturities of long-term debt	$55,111	$55,868
Trade accounts payable	146,646	185,592
Accrued and other current liabilities	562,324	513,052
Total current liabilities	764,081	754,512

Long-term debt	1,169,136	1,235,350
Other non-current liabilities	390,252	378,679
Total liabilities	2,323,469	2,368,541

Shareholders’ equity	443,067	420,780
Total liabilities and shareholders’ equity	$2,766,536	$2,789,321

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

Cash flow from operating activities:
Net earnings	$161,767	$129,395	$386,444	$368,360
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	10,622	9,958	30,949	29,348
Amortization	14,121	12,329	42,008	36,877
Deferred tax (benefit) expense	(2,420)	(3,082)	(6,990)	(17,963)
Other	4,430	4,465	13,248	13,255
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	36,559	22,811	8,171	(28,136)
Net cash provided by operating activities	225,079	175,876	473,830	401,741
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	1,021	32	3,046	1,248
Purchase of property, plant and equipment	(20,339)	(26,928)	(57,428)	(71,627)
Acquisitions	—	(1,500)	(6,242)	(2,004)
Net hedging settlements on intercompany loans	(140)	(2,873)	(9,421)	(4,099)
Net cash used in investing activities	(19,458)	(31,269)	(70,045)	(76,482)
Cash flows from financing activities:
Proceeds from borrowings	72,262	168,881	1,148,360	807,711
Repayments of borrowings	(63,066)	(128,066)	(1,231,191)	(660,795)
Proceeds from exercise of stock options	8,444	159	26,194	37,916
Repurchases of common stock	(199,999)	(186,250)	(399,999)	(558,749)
Acquisition contingent consideration payment	—	—	—	(10,000)
Other financing activities	—	—	(800)	1,753
Net cash used in financing activities	(182,359)	(145,276)	(457,436)	(382,164)

Effect of exchange rate changes on cash and cash equivalents	3,147	(3,236)	(448)	(671)

Net decrease in cash and cash equivalents	26,409	(3,905)	(54,099)	(57,576)

Cash and cash equivalents:
Beginning of period	127,277	124,439	207,785	178,110
End of period	$153,686	$120,534	$153,686	$120,534

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Net cash provided by operating activities	$225,079	$175,876	$473,830	$401,741
Payments in respect of restructuring activities	1,634	2,604	6,261	9,450
Transition tax payment	4,264	—	4,264	4,289
Proceeds from sale of property, plant and equipment	1,021	32	3,046	1,248
Purchase pf property, plant and equipment	(20,339)	(26,928)	(57,428)	(71,627)
Adjusted free cash flow	$211,659	$151,584	$429,973	$345,101

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth (Decrease)
Three Months Ended September 30, 2020			9%		2%	11%		7%
Nine Months Ended September 30, 2020			(1)%		(1)%	0%		(1)%

Local Currency Sales Growth (Decrease)
Three Months Ended September 30, 2020			4%		3%	10%		6%
Nine Months Ended September 30, 2020			(2)%		(1)%	1%		0%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Nine months ended
	September 30,					September 30,
	2020		2019		% Growth	2020		2019		% Growth

EPS as reported, diluted	$6.68		$5.20		28%	$15.92		$14.67		9%

Restructuring charges, net of tax	0.15	(a)	0.22	(a)		0.24	(a)	0.36	(a)
Purchased intangible amortization, net of tax	0.12	(b)	0.11	(b)		0.35	(b)	0.32	(b)
Income tax expense	0.07	(c)	0.24	(c)		(0.21)	(c)	(0.33)	(c)

Adjusted EPS, diluted	$7.02		$5.77		22%	$16.30		$15.02		9%

Notes:
(a)		Represents the EPS impact of restructuring charges of $4.6 million ($3.6 million after tax) and $6.7 million ($5.4 million after tax) for the three months ended September 30, 2020 and 2019, and $7.3 million ($5.8 million after tax) and $11.1 million ($8.9 million after tax) for the nine months ended September 30, 2020 and 2019, respectively, which primarily include employee related costs.
(b)		Represents the EPS impact of purchased intangibles amortization of $3.8 million ($2.8 million after tax) and $3.7 million ($2.8 million after tax) for the three months ended September 30, 2020 and 2019, and of $11.2 million ($8.5 million after tax) and $10.6 million ($8.0 million after tax) for the nine months ended September 30, 2020 and 2019, respectively.
(c)		Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and nine months ended September 30, 2020 and 2019 due to the timing of excess tax benefits associated with stock option exercises.